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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion and incorporation by reference in this registration statement on Form S-4 of our reports dated January 20, 1997, except for Note 11 for which the date is March 1, 1997, on our audit of the consolidated financial statements and financial statement schedule of McAfee Associates, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

San Jose, California
October 30, 1997